UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. [  ])

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Crexendo, Inc. ®
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 28, 2022
Time:	2:00 p.m. local time
Place:	Crexendo, Inc. Corporate Headquarters
1615 S. 52nd St., Tempe, AZ 85281

Matters to be voted on at our 2022 annual meeting of stockholder (the “Annual Meeting”) include:

•	a proposal to elect three directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2024 or until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal;

•	To consider and vote upon a proposal for advisory approval of the compensation of the Company’s named executive officers;

•	a proposal to ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on May 2, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and during the ten-day period prior to the date of the Annual Meeting at our corporate headquarters at the address above for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

By order of our Board of Directors,

By:	/s/ Jeffrey G. Korn
Jeffrey G. Korn, Secretary

May 17, 2022

CREXENDO, INC.

_____________________

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

_____________________

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY VOTING IN ONE OF THE FOLLOWING WAYS:

(1)	VIA THE INTERNET – GO TO THE WEBSITE DESIGNATED ON THE ENCLOSED PROXY CARD.

(2)	BY TELEPHONE – CALL THE TELEPHONE NUMBER DESIGNATED ON THE ENCLOSED PROXY CARD.

(3)	BY MAIL – COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Crexendo, Inc. (“Crexendo” or, the “Company”), for use at the annual meeting of stockholders to be held on Monday, June 28, 2022, at 2:00 p.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at Crexendo’s corporate headquarters at 1615 South 52nd Street, Tempe, AZ, 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2021, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2021 and how to vote will be mailed on or about May 19, 2022, to all stockholders entitled to vote at the meeting. Only stockholders of record at the close of business as of the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 22,425,207 shares of common stock issued and outstanding. Our principal executive offices are located at 1615 South 52nd Street, Tempe, AZ, 85281. Our telephone number is (602) 714-8500.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records show that you own shares of Crexendo as of May 2, 2022. As of the close of business on May 2, 2022, we had a total of 22,425,207 shares of common stock issued and outstanding, which were held of record by approximately 179 stockholders. As of May 2, 2022, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Stockholders of record as of the Record Date can vote their proxy via one of three ways: (i) internet, (ii) phone or fax, and (iii) by mail. It is not necessary to mail your proxy card if you are voting by internet or phone. If you have questions in regards to your proxy, or need assistance in voting, please contact our independent proxy tabulator, Issuer Direct Corp. at 866-752-8683, proxy@iproxydirect.com.

If you submit a proxy using one of the methods described above, your proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the meeting and voting in person, or (3) giving notice of revocation of the proxy at the meeting. Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281 Attention: Corporate Secretary. Any notice of revocation that is delivered at the meeting should be hand delivered to our corporate secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity. The last valid vote you submit chronologically will supersede your prior vote(s).

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management. Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date constitutes a quorum at the Annual Meeting. Shares that are voted “WITHHELD” or “ABSTAIN” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

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If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal I - the Election of Directors, is considered non-routine matters under applicable rules. The election of directors requires a plurality vote of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominations for election as a director.

Proposal II - the proposal for advisory approval of the compensation of the Company’s named executive officers, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal III - the proposal to ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, must receive the affirmative vote of a majority of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

•	“FOR” the election of the three (3) directors nominated by our board of directors and named in the proxy statement (Proposal I);

•	“FOR” the compensation of the Company’s named executive officers as described in this proxy statement (Proposal II);

•	“FOR” the radification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal III).

No Dissenters’ Rights

Stockholders of the Company have no rights of appraisal or similar rights of dissenters with respect to any proposal to be voted upon in this Proxy Statement.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our proxy statement and form of proxy relating to the meeting for our 2023 annual meeting of stockholders must be received by us no later than January 20, 2023 to be considered for inclusion and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any stockholder who intends to present a proposal at the 2023 annual meeting of stockholders other than for inclusion in the Company’s proxy statement and form of proxy must be submitted no later than April 3, 2023.

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Beneficial Ownership of Shares

The following table sets forth, as of May 2, 2022, the number of shares of our common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including: (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and nominee; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise noted below, the address of each person identified in the following table is c/o Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona, 85281.

Name of Beneficial Owner	Shares Owned	Number of Outstanding RSUs and Options (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned
Steven G. Mihaylo	10,594,393	87,367	10,681,760	47.4%
Todd Goergen	381,436	84,479	465,915	2.1%
Jeffrey Bash	199,992	74,479	274,471	1.2%
David Williams	28,227	50,864	79,091	0.4%
Anil Puri	14,207	64,479	78,686	0.3%
Doug Gaylor	33,817	371,081	404,898	1.8%
Ron Vincent	41,194	205,831	247,025	1.1%
Jon Brinton	15,824	66,757	82,581	0.4%
David Wang	422,597	856,453	1,279,050	5.5%
Anand Buch	530,597	1,100,364	1,630,961	6.9%
All current directors and executive officers as a group (10 persons)	12,262,284	2,962,154	15,224,438	60.0%

(1)

Reflects options that will be exercisable or vested, as the case may be, as of May 2, 2022, or within 60 days thereafter and restricted stock units that are scheduled to vest within 60 days of May 2, 2022.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC, based upon 22,425,207 shares of common stock outstanding on May 2, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following May 2, 2022 and restricted stock units that are scheduled to vest within 60 days of May 2, 2022 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

(3)

Shares owned consists of 1,143,211 shares held personally, 9,371,182 shares in The Steven G. Mihaylo Trust dated August 19, 1999, as amended, of which Steven G. Mihaylo is the Trustee, 80,000 shares in The Steven Mihaylo and Lois Mihaylo Foundation.

(4)	Shares owned consists of 26,436 shares held personally, 355,000 shares held by his family’s private equity firm Ropart Asset Management FD II LLC.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the year ended December 31, 2021 were timely filed, except for the following:

1.	Mr. Jon Brinton’s March 11, 2021 Form 4 was not filed timely. Mr. Brinton filed his Form 4 on April 13, 2021, once he was able to obtain his CIK Confirmation Code from the SEC.
2.	Mr. David Wang’s June 1, 2021 Form 3 was not filed timely. Mr. Wang filed his Form 3 on June 16, 2021, once he was able to obtain his CIK and CIK Confirmation Code from the SEC.
3.	Mr. Anand Buch’s June 1, 2021 Form 3 was not filed timely. Mr. Buch filed his Form 3 on June 16, 2021, once he was able to obtain his CIK and CIK Confirmation Code from the SEC.

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———————

PROPOSAL I

ELECTION OF DIRECTORS

———————

At the meeting, three Class II directors are to be elected for a term ending at the 2024 annual meeting of our stockholders, or until each of their respective successors has been duly elected and qualified. Our bylaws provide for a classified board (also known as a “staggered board”), with the directors in each class serving a two-year term. One-half of the directors are elected at each annual meeting of stockholders. The Class II directors elected at the meeting will serve until our 2024 annual meeting of stockholders.

We intend that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class II directors. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by our Board, to the extent consistent with our Articles and our Bylaws.

Nominees

Our Nominating Committee and Board have nominated the following individuals to serve as Class II directors until our 2024 annual meeting of stockholders or until their respective successors are elected. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Name	Age	Class/Term
Anil Puri	73	II/2024
Jeffrey P. Bash	80	II/2024
Anand Buch	50	II/2024

VOTE REQUIRED; RECOMMENDATION OF OUR BOARD OF DIRECTORS

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

Nominees for election as members of the Board who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected; an absolute majority of the votes cast is not a prerequisite to the election of any nominee to the Board, nor is it a prerequisite to election for a nominee to receive more affirmative votes than authority withheld votes. A proxy that withholds authority with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but, with respect to any specific nominee, will not be considered to have been voted for such nominee. Broker non-votes, if any, will have no effect.

The Board of Directors recommends that the Company’s Stockholders vote

“FOR” the election of the director-nominees identified above.

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BOARD OF DIRECTORS

Set forth in the table below are the names, ages and positions of each Director on our Board. None of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Steven G. Mihaylo	78	Chairman of the Board, Chief Executive Officer
Anand Buch	50	Director, Chief Strategy Officer
Jeffrey P. Bash	80	Director
Anil Puri	73	Director
David Williams	67	Director
Todd Goergen	49	Director

Set forth below is a brief description of the business experience for at least the previous five years of our directors:

Directors Standing for Election

Anil Puri

Dr. Puri has served as a member of our Board since November 2009. Dr. Puri is director of the Woods Center for Economic Analysis and Forecasting at California State University - Fullerton. He served as provost for the university and dean for the Mihaylo College of Business and Economics. Prior to becoming Dean in 1998, Dr. Puri was department chair and professor of economics at California State University - Fullerton. Dr. Puri is a noted economist and scholar who has served as the Executive Vice President of the Western Economic Association International, the second largest professional association of economists in the United States and is a member of the American Economic Association, and the National Association of Business Economists. Dr. Puri brings to the board of directors extensive business and financial experience. Dr. Puri has previously served and counseled public boards and he is a panel member of the National Association of Business Economists’ Survey of Economic Conditions.

The Company believes that Dr. Puri is a valuable member of the Board due to his knowledge and experience as an established scholar in economic analysis. Dr. Puri is a Class II director and his term will expire at our 2024 annual meeting of stockholders.

Jeffrey P. Bash

Mr. Bash has served as a member of our Board since August 2013. Mr. Bash has been a long time investor in Crexendo and has extensive investing and corporate finance experience. From 2008 to the present, Mr. Bash has also worked as a consultant to the private equity firm, FinTekk AP, LLC of Newport Beach, CA, providing strategic planning, corporate finance, structure, analysis, research and report writing services, including advisory services, as needed, to small private companies. Since 1996, Mr. Bash has been a private investor and advocate for stockholder interests with both managements and boards. Prior to 1996, Mr. Bash was a Corporate Vice President & Actuary for New York Life Insurance Company, becoming a Fellow of the Society of Actuaries (FSA) from 1970 until his retirement in 1995. He has also been a Vice President of private, family-owned Richmont Corporation of Dallas, TX, providing corporate finance services. Mr. Bash received his Bachelor of Arts degree in mathematics from Oberlin College.

The Company believes that Mr. Bash is a valuable member of the Board due to his knowledge and experience in investing, corporate finance and strategic planning. Mr. Bash is a Class II director and his term will expire at our 2024 annual meeting of stockholders

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Anand Buch

Mr Buch, has served as a member of our Board since June 1, 2021. Mr. Buch was a founder of NetSapiens and served as the Chief Executive Officer of NetSapiens since 2006. In his 15 years of serving as NetSapiens’ Chief Executive Officer, Mr. Buch leverages his multi-disciplinary experience in business and technology to guide the conception, realization, and delivery of new solutions to the marketplace. Prior to that he served as Chief Operating Officer at NetSapiens from 2002 to 2006. Before founding NetSapiens Mr. Buch held various engineering and leadership roles at Nuera Communications and its original parent company PCSI, both pioneering companies in the areas of voice and data network convergence and VoIP. Mr. Buch holds a MBA degree from San Diego State University, and an Electrical Engineering degree from the University of Illinois, Urbana Champaign.

The Company believes that Mr. Buch is a valuable member of the Board due to his knowledge and experience as an engineer in the telecommunications industry and his leadership of NetSapiens as Chief Executive Officer. Mr. Buch is a Class II director and his term will expire at our 2024 annual meeting of stockholders

Incumbent Directors

Steven G. Mihaylo

Mr. Mihaylo was appointed our Chief Executive Officer in 2008 and Chairman of the Board in November 2010. Mr. Mihaylo is the former Chairman and Chief Executive Officer of Inter-Tel, Incorporated (“Inter-Tel”), which he founded in 1969. Mr. Mihaylo led the Inter-Tel revolution from providing business telephone systems to offering complete managed services and software that help businesses facilitate communication and increase customer service and productivity. Before selling Inter-Tel for nearly $750 million in 2007, he grew the business to nearly $500 million in annual revenue. Mr. Mihaylo led the development of Inter-Tel from providing business telephone systems to offering complete managed services and software that helped businesses facilitate communication and increase customer service and productivity.

Mr. Mihaylo was awarded an honorary PhD from California State University - Fullerton and received a Bachelor of Arts in Business Administration in Accounting & Finance from California State University, Fullerton in 1969. Mr. Mihaylo has served on boards of numerous community organizations including the Arizona Heart Foundation, Junior Achievement of Arizona, Arizona Museum of Science and Technology and the Arizona State University College of Business Dean’s Council of 100. Committed to education, Mr. Mihaylo is involved with the Karl Eller College of Management at the University of Arizona and has served on the advisory board of Junior Achievement of Central Arizona for over 25 years, as a member of the board of directors, as well as being a member of the Big Bear High School Education Foundation, and is on the Dean’s Advisory Board of California State University - Fullerton.

The Company believes that Mr. Mihaylo is a valuable member of the Board because he has more than 40 years of experience in the industry and a proven record of serving as an effective leader. Mr. Mihaylo is a Class I director and is nominated for a term which would expire at our 2023 annual meeting of stockholders.

David Williams

Mr. Williams has been a director of the Company since May 2008. Since 2008, Mr. Williams has served as the Chairman and Chief Executive Officer at Equity Capital Management Corp, which provides asset management, and tax oriented consulting and financing for real estate investors. In addition, Mr. Williams serves as Counsel and Chief Financial Officer of Pacific Equities Capital Management Corporation, a real estate holding company. From 1996 to 2008, Mr. Williams acted as an independent consultant in taxation, real estate transactions and venture capital. Mr. Williams served as Chief Financial Officer and tax counsel at Wilshire Equities Corp. from 1987 to 1990 and as President from 1990 to 1996. From 1980 to 1987, Mr. Williams rose from a junior staff member to director position at Arthur Young & Co., a public accounting firm. The board of directors recognizes Mr. Williams’ business, finance and tax experience and values his contributions to board discussions and to the Company. Mr. Williams is a certified public accountant in California, Nevada and Washington, and holds a juris doctorate degree in law from the McGeorge Law School of University of the Pacific. Mr. Williams graduated from Stanford University with a Master of Science degree in engineering finance and a Bachelor of Science degree in biological science with honors.

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The Company believes that Mr. Williams is a valuable member of the Board due to his knowledge and experience in asset management, finance and corporate governance. Mr. Williams is a Class I director and is nominated for a term which would expire at our 2023 annual meeting of stockholders.

Todd A. Goergen

Mr. Goergen has served as a member of our Board since November 2006. Mr. Goergen is Founder and Managing Partner of The Ropart Asset Management Funds and serves on the Investment Committee of Ropart Investments, LLC. Mr. Goergen’s primary responsibilities include the management of the private equity portfolio, assisting in asset allocation and oversight of the firm’s outside investment managers. Additionally, Mr. Goergen has been responsible for many of the firm’s strategy decisions including: active versus passive management, impact of investment manager returns and broader investor trends in the alternative investment industry. Prior to founding the RAM Funds in 2001, Mr. Goergen began his career in Mergers and Acquisitions and corporate finance at Donaldson, Lufkin, and Jenrette (“DLJ”). While at DLJ, Mr. Goergen was involved with over several billion dollars of buy side and sell side transactions. After DLJ, Mr. Goergen was Director of Mergers and Acquisitions at Blyth, Inc., a leading global designer and marketer of personal and decorative products. Mr. Goergen graduated from Wake Forest University with concentrations in Economics and Political Science. Mr. Goergen sits on the board of directors for the following firms: Cura, Crexendo and Fragmob; and is an observer on the board of Heal. Additionally, Mr. Goergen is an active member of U.S. and International Advisory Councils to the Global Leadership Foundation and is an activist in the preservation of African wildlife. Mr. Goergen is an avid wine enthusiast and has written columns for several magazines.

The Company believes that Mr. Goergen is a valuable member of the Board due to his knowledge and experience in investing, capital allocation and corporate governance, as well as his experience providing strategic advice to companies. Mr. Goergen is a Class I director and is nominated for a term which would expire at our 2023 annual meeting of stockholders.

CORPORATE GOVERNANCE

Board Meetings

During the year ended December 31, 2021, our Board met eight times. Each director attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of all meetings held by committees on which he served during the year ended December 31, 2021. All of our directors are invited, but not required, to attend the annual meeting. Our Chairman of the Board, Mr. Mihaylo attended the 2021 annual meeting.

Information about Committees of our Board of Directors

Our Board of Directors has established three committees, the Audit Committee, comprised of Messrs. Williams (chairman), Goergen and Dr. Puri, the Compensation Committee comprised of Messrs. Goergen (chairman) and Bash, and the Nominating Committee, comprised of Messrs. Bash (chairman), Goergen, and Williams. Our Board of Directors has determined that each of these persons is “independent” under the rules of the Nasdaq Capital Market and applicable regulatory requirements and as such, a majority of the directors on our Board are independent directors in accordance with these rules.

Audit Committee

Mr. Williams serves as Chairman of our Audit Committee. Our Audit Committee held four meetings during the year ended December 31, 2021 and operates under a charter adopted by our Board on December 3, 2003. The charter is available on our website at www.crexendo.com. Our Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our auditors relating to the auditors’ judgments about the quality of our accounting policies and procedures, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities.

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Our Board of Directors has determined that David Williams, Chairman of our Audit Committee, is an audit committee financial expert as defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended. No Audit Committee member serves on more than three publicly-traded companies.

Compensation Committee

Mr. Goergen serves as Chairman of our Compensation Committee. The Compensation Committee held five meeting during the year ended December 31, 2021 and evaluates the performance of executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.crexendo.com. The Compensation Committee has decision-making authority with respect to the compensation of our named executive officers, including our Chief Executive Officer. The Committee also administers our long-term incentive plans and has decision-making authority with respect to stock option grants to employees.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants as it determines to be appropriate. The Compensation Committee did not retain a compensation consultant during the year ended December 31, 2021.

Nominating Committee

Mr. Bash serves as the Chairman of our Nominating Committee. The Nominating Committee held two meeting during the year ended December 31, 2021 and reviews and suggests candidates for election or appointment to our Board, and operates pursuant to our Nominating Committee Charter, a current copy of which is posted on our website at www.crexendo.com. Our Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of members of our Board. Our Nominating Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee considers nominees recommended by our stockholders. When considering a potential candidate for service as a director, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria approved by our Board, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of our Board. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, demonstrate sound judgment and possesses the ability to effectively interact with other members of our Board to serve the long-term interests of our company and stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in our industry or in the markets in which we operate and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by stockholders in submitting such recommendations are described below in the section entitled “Submission of Security Holder Recommendations for Director Candidates.”

Leadership Structure

Our Chief Executive Officer serves as the Chairman of the Board. We believe that this leadership structure is appropriate due to the nature of our business. Mr. Mihaylo’s experience in leadership positions throughout our company during his tenure, as well as his role in developing and executing the strategic plan, is critical to our future results. Mr. Mihaylo is able to utilize his in-depth knowledge and perspective gained in running our company to effectively and efficiently guide the full Board by recommending Board and committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and stockholders. Our Board believes this structure serves our stockholders by ensuring the development and implementation of our company’s strategies.

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Risk Oversight

In general, our Board, as a whole and also at the committee level, oversees our risk management activities. Our Board annually reviews management’s long-term strategic plan and the annual budget that results from that strategic planning process. Using that information, our Compensation Committee establishes both the short-term and long-term compensation programs that include all our executives (including the named executive officers). These compensation programs are ratified by our Board, as a whole. The compensation programs are designed to focus management on the performance metrics underlying the operations of the Company, while limiting risk exposure to our company. Our Board receives periodic updates from management on the status of our operations and performance (including updates outside of the normal Board meetings). Finally, as noted below, our Board is assisted by our Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight our Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of this code is posted on our website at www.crexendo.com. In the event that we amend or waive any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer or Chief Financial Officer, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Stockholder Communications

Stockholders and other interested parties who wish to communicate with non-management directors of the Company should send their correspondences to: Crexendo Non-Management Directors, Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona 85281, or by email to nonmanagementdirectors@crexendo.com. All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for director candidates must be submitted in writing to the Secretary of our Company, Jeffrey G. Korn, at 1615 South 52nd Street, Tempe, Arizona 85281, who will forward all recommendations to the Nominating Committee. All security holder recommendations for director candidates must be submitted to our company not less than 120 calendar days prior to the date on which the company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. All security holder recommendations for director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of our security, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) of the Exchange Act, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for directors approved by our Board from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed director candidate, (6) the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the applicable proxy statement, and to serve as a director if elected, and (7) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Anti-Hedging Policy

Our Policy prohibits our directors, officers, certain employees and their immediate family members or entities under their control, from engaging in the following transactions involving the Company’s securities: short sales, options trading, trading on margin or pledging and hedging, unless approved in advance by our General Counsel.

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Transactions with Related Person

The Company has adopted a written related person transaction policy to comply with Section 404 of the Exchange Act. It is the Company’s policy that all Related Party Transactions (as defined below) involving executive officers, directors, director nominees, stockholders known to or beneficially own more than 5% of voting securities and members of their immediate family members (each, a “Related Party”) shall be approved or ratified by the independent members of the Board of Directors. A Related Party Transaction is defined as: (1) any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company was, or is proposed to be, a participant, in which a Related Party had, has or will have a direct or indirect material interest, and where the amount involved exceeds $10,000; and (2) any material amendment or modification to the foregoing regardless of whether such transaction has previously been approved in accordance with this policy.

DIRECTOR COMPENSATION

The annual pay package for non-employee directors is designed to attract and retain highly qualified professionals to represent our stockholders. We also reimburse our directors for travel, lodging and related expenses they incur on company-related business, including Board and committee meetings. In setting director compensation, we consider the amount of time that directors spend in fulfilling their duties to the Company as well as the skill level required by our directors. Directors who are also employees receive no additional compensation for serving on our Board. For the year ended December 31, 2021, non-employee director compensation consisted of the following.

Cash Compensation. For the year ended December 31, 2021, our non-employee directors received quarterly cash compensation of $3,000 per quarter.

Stock Options. We have granted stock options to our non-employee directors with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of our common stock on the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term.

In granting stock options to our non-employee directors, we also consider the impact of the grant on our financial performance, as determined in accordance with accounting guidance. For share-based equity awards, we record expense in accordance with applicable accounting guidance. The amount of expense we record pursuant to accounting guidance may vary from the corresponding compensation value we use in determining the amount of the awards.

The following table summarizes the compensation earned by and paid to our non-employee directors for the year ended December 31, 2021:

Director	Fees Earned or Paid in Cash	Option Awards (1)		All Other Compensation	Total
Todd Goergen	$12,000	$79,710	(2)	$-	$91,710
Jeffrey P. Bash	$12,000	$79,710	(3)	$-	$91,710
David Williams	$12,000	$79,710	(4)	$-	$91,710
Anil Puri	$12,000	$79,710	(5)	$-	$91,710

(1)

The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the options granted to the named executive officers, computed in accordance with accounting guidance. Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2022.

(2)	As of May 2, 2022 Mr. Goergen held unexercised options to purchase an aggregate of 111,500 shares of our common stock.
(3)	As of May 2, 2022, Mr. Bash held unexercised options to purchase an aggregate of 101,500 shares of our common stock.
(4)	As of May 2, 2022, Mr. Williams held unexercised options to purchase an aggregate of 79,000 shares of our common stock.
(5)	As of May 2, 2022, Mr. Puri held unexercised options to purchase an aggregate of 91,500 shares of our common stock.

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___________________

PROPOSAL II

ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

________________

Shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2021 executive compensation programs and policies and the compensation paid to the named executive officers.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of our compensation program, including our executive compensation program, is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

If a quorum is present, approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote on the proposal. Abstentions will have the effect of a vote “against” the proposal and broker non-votes will have no effect on the outcome of the vote.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors; it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The vote on this proposal is provided as required pursuant to section 14A of the Securities Exchange Act, as amended. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Shareholders are being asked to vote on the following resolution:

RESOLVED: that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section of this Proxy Statement, compensation tables and the accompanying narrative, is hereby approved.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the execuitive compensation as disclosed in this proxy statement.

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EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of each of our executive officers as of May 2, 2022 are set forth below:

Name	Age	Position
Steven G. Mihaylo	78	Chief Executive Officer and Chairman of the Board
Doug Gaylor	56	Chief Operating Officer and President
Ron Vincent	46	Chief Financial Officer
Jon Brinton	57	Chief Revenue Officer
Anand Buch	50	Chief Strategy Officer and Director
David Wang	62	Chief Technology Officer

Steven G. Mihaylo

Biographical information for Mr. Mihaylo is set forth above under “Board of Directors”.

Doug Gaylor

Mr. Gaylor has served as our President and Chief Operating Officer (COO) since May 2012. Prior to ascending to the role of President, Mr. Gaylor was Vice President of Sales for the company, a position he held since joining the company in 2009. Mr. Gaylor’s 30+ years in the telecom industry have all been focused on sales, business development, and executive management with publicly held telecommunications companies making him a subject matter expert in UCaaS, call center, and collaboration.

Prior to joining Crexendo, Mr. Gaylor held positions of increasing responsibility, culminating with the position of Sr. Vice President, at Inter-Tel/Mitel where he was originally hired in 1987. Mr. Gaylor was responsible for overseeing the sales efforts in the Western United States where he was ultimately responsible for the activities of approximately 200 sales representatives. Under his leadership yearly sales for his region reached over $175 million annually. Mr. Gaylor holds a Bachelors of Arts in Communications from the University of Houston. He is an active Board Member for multiple non-profit organizations specializing in education and community support.

Ron Vincent

Mr. Vincent has served as our Chief Financial Officer since April 2012. Prior to joining the Company, Mr. Vincent was employed by Ernst & Young, LLP (EY), as an audit senior manager, which concluded his fourteen year professional career as an auditor. Mr. Vincent received a Bachelor of Science in Business from Indiana University (Bloomington), Kelly School of Business in 1998 and a Master of Business Administration degree from the University of Phoenix. Mr. Vincent is a licensed Certified Public Accountant in the state of Arizona.

Jon Brinton

Mr. Brinton has served as our Chief Revenue Officer since November 2020. Mr. Brinton is a seasoned technology executive with over 25 years of industry experience and a strong history of delivering growth and goal achievement. He is responsible for overseeing the strategy, performance, and alignment of revenue-generating operations for Crexendo. Mr. Brinton’s role is to lead the growth and adoption of Crexendo’s Software as a Service Solutions and Cloud platform for Unified Communications, Collaboration, and Customer Experience.

Prior to joining Crexendo, Mr. Brinton most recently served as the Vice President of North America Channel for Avaya. In addition, Mr. Brinton has also served in various Senior Executive roles at Mitel. A highlight of his Mitel experience was leading the Cloud Division at Mitel from its formation in 2011 for six years to attain the number #2 Global Market share position for UCaaS Users globally. Mr. Brinton also served as President of the companies Network Services Division and held Senior Executive roles managing the Contact Center line of business, amongst other responsibilities. Prior to joining Mitel through its acquisition of Inter-Tel, Mr. Brinton served as President of the NetSolutions Division at Inter-Tel, where he led its expansion to become a 50 state US CLEC business, amongst other Senior management roles. Before joining Inter-Tel, he was the President and primary stockholder of Network Services Agency, Inc., a telecommunications Agency business representing various US telecommunications providers. Inter-Tel acquired this business in 1999. Mr. Brinton holds a Bachelor of Science degree from Grand Canyon University.

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Anand Buch

Biographical information for Mr. Buch is set forth above under “Board of Directors”.

David Wang

Mr Wang, has served as a Chief Technology Officer since June 1, 2021. Mr. Wang is a seasoned technology executive with industry experience and a strong history of delivering engineering leadership. He is responsible for overseeing our engineering department and research and development projects.

Prior to joining Crexendo, Mr. Wang was a founder of NetSapiens and has served as the Chief Technology Officer of NetSapiens since 2006. Mr. Wang is responsible for the architectural design of the NetSapiens platform. Prior to that he served as Chief Executive Officer at NetSapiens from 2002 to 2006. During his early years in the industry, he held various engineering and leaderships roles at Nuera Communications and its original parent company PCSI, and in the areas of voice and data network convergence he focused on implementing digital processing functions for voice compression, fax transmission and channel coding for which he was granted multiple patents. During that period, Mr. Wang also participated in the drafting of various industry standards with the Frame Relay Forum, IETF and ETSI. Mr. Wang holds a MSEE from the University of Maryland, and a BSEE from the University of California, San Diego.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The overall objective of our executive compensation program is to help create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•	We believe that retaining experienced, competent, goal-oriented executives and minimizing executive turnover is in our stockholders’ best interests;
•	We believe that a portion of our executives’ compensation should be tied to measures of performance of our business as a whole and that such measures of performance should be non-discretionary;
•	We believe that a portion of our executives’ compensation should be tied to measures of performance within each executive’s specific job responsibilities and that those measures should be as non-discretionary as possible;
•	We believe that the interests of our executives should be linked with those of our stockholders through the risks and rewards of owning our common stock;
•	We believe that a meaningful portion of each executive’s long-term incentives, and merit increases will vary based upon individual performance;
•	We believe that each executive’s performance against corporate and individual objectives for the previous year should be periodically reviewed, and that the difficulty of achieving desired results in any particular year must be considered; and
•	We believe that we should consider the ability of each executive to support our long-term performance goals; as well as each executive’s ability to fulfill his or her management responsibilities and his or her ability to work with and contribute to our executive management team.

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Executive Compensation Procedures

In conjunction with our efforts to achieve the executive compensation objectives and implement the underlying compensation principles described above, we follow the procedures described below:

Role of the Compensation Committee

The Compensation Committee periodically requests and receives survey data from our human resource department on the compensation levels and practices of companies that need executive officers with skills and experience similar to what we require, companies that are in the same or similar industries as us, and companies with market capitalizations and revenues similar to us. The Compensation Committee uses this broad based survey information as a check on whether our compensation packages are consistent with current industry practices and are at a level that will enable us to attract and retain capable executive officers. We did not retain the services of a compensation consulting firm in 2021.

With respect to executives other than the Chief Executive Officer, the Compensation Committee seeks and receives recommendations from the Chief Executive Officer with respect to performance and appropriate levels of compensation. The Committee does not request or accept recommendations from the Chief Executive Officer concerning his own compensation.

The Compensation Committee’s conclusions and recommendations on the compensation packages for our executive officers are based on the total mix of information from the sources described above, as well as the Committee Members’ general knowledge of executive compensation practices and their personal evaluations of the likely effects of compensation levels and structure on the attainment of our business and financial objectives.

Each year, our senior management prepares a business plan and establishes goals for our company. The Compensation Committee reviews, modifies (if necessary), occasionally sets, and ultimately approves these goals, which are then incorporated into the company’s business plan. Periodically throughout the year, the Compensation Committee compares Company goals against actual circumstances and accomplishments. The Compensation Committee may revise the Company’s goals and business plan if they determine that circumstances warrant.

The Compensation Committee relies on its judgment in making compensation recommendations and decisions after reviewing our company’s overall performance and evaluating each executive’s performance against established goals, leadership ability, responsibilities within the company, and current compensation arrangements. The compensation program for named executive officers (“NEOs”) and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee consisting of one or more members of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (a) “Non-Employee Directors” for the purpose of Rule 16b-3 under the Exchange Act, as in effect from time to time, and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Elements of our Compensation Programs: What our Compensation Programs are Designed to Award and Why We Choose Each Element

Elements of Compensation. We implement the executive compensation objectives and principles described above through the use of the following elements of compensation, each of which is described in greater detail below:

•	Base Salary

•	Non-equity Incentive Bonus Plan

•	Stock Options and Stock Awards

•	Discretionary Bonuses

•	Retirement Benefits

•	Other Personal Benefits

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The Compensation Committee evaluates overall compensation levels for each NEO in relation to other executives within our company and in relation to the NEO’s prior year compensation. The Compensation Committee also considers competing offers made to NEOs, if any. The Compensation Committee considers each element of compensation collectively with the other elements when establishing the various forms and levels of compensation for each NEO. The Compensation Committee approves compensation programs which it believes are competitive with our peers, such that the combination of base pay and performance-based bonuses results in an aggregate rate of cash salary, bonus compensation, equity awards and other benefits for our NEOs within competitive market standards.

In determining long-term equity awards to executives, the Compensation Committee considers total equity awards available under the Plan, the number of equity awards to be granted to each executive in relation to other executives, the overall compensation objective for each executive, and the number and type of awards to executives in prior years.

Base Pay. Base salaries of the NEOs are set at levels that the Compensation Committee believes are generally competitive with our market peers so as to attract, reward, and retain executive talent. The Compensation Committee may opt to pay higher or lower amounts depending on individual circumstances. The Compensation Committee sets the base pay of the Chief Executive Officer and the other NEOs. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, and other factors. The table below summarizes base pay for our NEOs as of December 31, 2021:

Name	Base Pay	Position
Steven G. Mihaylo	$-	Chief Executive Officer and Chairman of the Board
Doug Gaylor	$325,000	Chief Operating Officer and President
Ron Vincent	$280,000	Chief Financial Officer
Jon Brinton	$230,000	Chief Revenue Officer
Anand Buch	$323,950	Chief Strategy Officer and Director
David Wang	$323,950	Chief Technology Officer

Non-equity Incentive Bonus Plan. We have utilized incentive bonuses to reward performance achievements and have in place annual target incentive bonuses for certain of our executive officers, payable either in whole or in part, depending on the extent to which the financial performance goals set by the Compensation Committee are achieved. During fiscal 2021, the target bonus amount for Messrs. Gaylor and Vincent was $100,000 and for Messr. Brinton was $50,000.

Under our 2021 Profit Sharing Plan, incentive bonuses for all of the participants, including the participating NEOs, were determinable based upon three measures of corporate financial performance. The three performance target are; (a) the revenue for the year ended December 31, 2021 must exceed the budgeted revenue approved by the Board; (b) Adjusted EBITDA must exceed the budgeted Adjusted EBITDA approved by the board; (c) the stock price as of December 31, 2021 must exceed target stock price approved by the board. Each performance target is equal to one-third of the annual incentive bonuses. The Compensation Committee selected these performance goals because it believed that these measures aligned with the 2021 priorities for our business and reflected value generated for our stockholders, and therefore relying on these goals for the determination of the bonuses tied payment of bonuses to creation of stockholder value.

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For the total revenue, adjusted EBITDA, and stock price financial performance components the Compensation Committee established a target in which the participating executive could earn between zero and 100% ratably. The revenue, adjusted EBITDA, and stock price targets were as follows:

Performance Measures	Target
($ in thousands, excluding Stock Price)
Revenue	$28,000
Adjusted EBITDA	$2,000
Stock Price	$7.11
Percent attainment of the Target Bonus Amount	33%

The table below illustrates the minimum, target, and maximum bonus amounts potentially payable to our named executive officers under the 2021 Profit Sharing Plan for the total revenue, adjusted EBITDA, and stock price financial performance components:

Name	Minimum	Target	Maximum
Douglas Gayor	$-	$100,000	$100,000
Ron Vincent	$-	$100,000	$100,000
Jon Brinton	$-	$50,000	$50,000

At the time that the 2021 Profit Sharing Plan was developed, the Compensation Committee believed that these targets presented achievable goals, but were not necessarily certain, and achievement depended upon successful execution of our business plan. Bonuses are reviewed and approved by the Compensation Committee, which determined the performance and operational criteria necessary for award of such bonuses. The actual bonus amount earned by each participating executive was determined by the Compensation Committee based upon attainment of the performance criteria after our 2021 financial results were reviewed and approved by the Audit Committee of the Board. Applying the formula described herein to our 2021 financial performance, the Compensation Committee determined that for the year ended December 31, 2021, the only measure the Company achieved was (a) The revenue for the year ended must exceed the budgeted revenue approved by the Board. Accordingly, the Compensation Committee authorized and approved a payment of $175,000 of annual bonuses to the 2021 Profit Sharing Plan participants, including our named executive officers. Messrs. Gaylor, Vincent and Brinton received bonuses of $33,333, $33,333 and $16,667, respectively, which represents approximately 4%, 4%, and 5% of their annual base salary in 2021.

Stock Options and Stock Awards. The Compensation Committee grants discretionary, long-term equity awards to our NEOs under the Plan. These awards have historically been in the form of stock options and restricted stock units. The Compensation Committee believes that stock options and stock awards align the interests of NEOs with the interests of our stockholders and will incentivize the NEOs to provide stockholder value. The Compensation Committee believes that such grants provide long-term performance-based compensation, help retain executives through the vesting periods, and serve to align management and stockholder interests. In making awards under the Plan, the Compensation Committee considers grant size. Options and restricted stock units vest only to the extent that the NEO remains a company employee through the applicable vesting dates, typically monthly over three years. We believe the three year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance.

We have granted stock options to our NEOs with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of our common stock on the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues with us until the vesting date.

In granting stock options and restricted stock units to the NEOs, we also consider the impact of the grant on our financial performance, as determined in accordance with accounting guidance. For share-based equity awards, we record expense in accordance with applicable accounting guidance. The amount of expense we record pursuant to accounting guidance may vary from the corresponding compensation value we use in determining the amount of the awards.

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Discretionary Bonuses. We have utilized discretionary bonuses to reward performance achievements for certain of our executive officers. Discretionary bonuses are approved by the Compensation Committee. During fiscal 2021, the Compensation Committee approved a discretionary bonus for named executive officers for the successful completion of business acquisitions and for successful completion of project implementations. Messrs. Gaylor, Vincent, and Brinton received bonuses of $50,000, $50,000, and $25,000 respectively, which represents approximately 15%, 18%, and 11% of their annual base salary in 2021.

Retirement and Other Personal Benefits. All of our NEOs receive similar retirement and other personal benefits. We sponsor the Crexendo, Inc. Retirement Savings Plan (the “401(k) Plan”) for eligible employees. Our NEOs participate in the 401(k) Plan. The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions, subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”). We make matching contributions under the 401(k) Plan on behalf of eligible participants, including the NEOs, at the rate of 100% of the first one percent and 50% of each additional percentage of each participating NEO’s salary up to a six percent deferral, with a two-year vesting schedule for the matched portion. Matching contributions are not subject to non-discrimination requirements imposed by the Code. The 401(k) Plan is intended to help us attract and retain qualified executives through the offering of competitive employee benefits. We do not maintain any other pension or retirement plans for the NEOs.

We provide other traditional benefits and limited perquisites to our NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table. The Compensation Committee believes that these benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation”, are reasonable, competitive, appropriate, and consistent with our overall executive compensation program. Other than our company’s contributions to the 401(k) Plan, these benefits consist principally of personal automobile reimbursements, country club dues, and gym memberships.

Compensation of Steven G. Mihaylo, Chief Executive Officer.   Mr. Mihaylo is primarily responsible for the general management of our NEOs. Mr. Mihaylo does not receive a base salary, however, the Company does pay for insurance premiums which is reported as compensation. Mr. Mihaylo does not participate in any non-equity incentive plans, but is eligible to receive stock option awards or other equity compensation. The Compensation Committee believes Mr. Mihaylo’s interests are directly aligned with the interests of our stockholders because of Mr. Mihaylo’s significant equity holdings in our company and his eligibility to participate in stock option awards or other equity compensation similar to Messrs. Gaylor, Vincent, Brinton, Buch, and Wang.

Compensation of Doug Gaylor, President and Chief Operating Officer. Mr. Gaylor has general responsibility for our operations and investor relations activities. Mr. Gaylor receives a base salary similar to the other NEOs. Mr. Gaylor also receives retirement and other personal benefits similar to the other NEOs. Mr. Gaylor receives stock options or other equity compensation similar to Messrs. Mihaylo, Vincent, Brinton, Buch, and Wang.

Compensation of Ron Vincent, Chief Financial Officer. Mr. Vincent has general responsibility for our accounting, finance, investor relations activities, and human resource functions. Mr. Vincent receives a base salary similar to the other NEOs. Mr. Vincent also receives retirement and other personal benefits similar to the other NEOs. Mr. Vincent receives stock options or other equity compensation similar to Messrs. Gaylor, Mihaylo, Brinton, Buch, and Wang.

Compensation of Jon Brinton, Chief Revenue Officer. Mr. Brinton has general responsibility for our sales functions. Mr. Brinton receives a base salary similar to the other NEOs. Mr. Brinton also receives retirement and other personal benefits similar to the other NEOs. Mr. Brinton receives stock options or other equity compensation similar to Messrs. Mihaylo, Gaylor, Vincent, Buch, and Wang.

Compensation of Anand Buch, Chief Strategy Officer. Mr. Buch has general responsibility for our product and technology strategy. Mr. Buch receives a base salary similar to the other NEOs. Mr. Buch also receives retirement and other personal benefits similar to the other NEOs. Mr. Buch receives stock options or other equity compensation similar to Messrs. Mihaylo, Gaylor, Vincent, Brinton, and Wang.

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Compensation of David Wang, Chief Technology Officer. Mr. Wang has general responsibility for our engineering functions. Mr. Wang receives a base salary similar to the other NEOs. Mr. Wang also receives retirement and other personal benefits similar to the other NEOs. Mr. Wang receives stock options or other equity compensation similar to Messrs. Mihaylo, Gaylor, Vincent, Brinton, and Buch.

Deductibility of Executive Compensation. Section 162(m) of the Code generally imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to its chief executive officer during a tax year or to any of its two other most highly compensated executive officers who are still employed at the end of the tax year. In the case of tax years commencing before 2018, the limit did not apply to compensation that met the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the stockholders). Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m).

The Compensation Committee reviews and considers executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the Compensation Committee may approve compensation that will not be deductible under the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for our executive officers. For the years ended December 31, 2021 and 2020, the compensation paid to the NEOs did not exceed the limitations imposed by Code Section 162(m).

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs for the year ended December 31, 2021 (marked as “2021” in the year column), and for the year ended December 31, 2020 (marked as “2020” in the year column).

Name and Principal Position	Year	Salary	Discretionary Bonus (1)	Stock Awards (2)	Option Awards (2)	Non- Equity Incentive Plan (3)	All Other Compensation	Total Compensation
Steven Mihaylo (4)	2021	$5,361	$-	$-	$207,800	$-	$7,686	$220,847
Chief Executive Officer	2020	$5,100	$-	$-	$440,220	$-	$7,521	$452,841

Doug Gaylor (5)	2021	$288,269	$50,000	$-	$360,400	$33,333	$20,950	$752,952
Chief Operating Officer & President	2020	$258,847	$20,000	$76,500	$291,075	$11,250	$21,179	$678,851

Ron Vincent (6)	2021	$228,653	$50,000	$-	$360,400	$33,333	$20,584	$692,970
Chief Financial Officer	2020	$201,729	$20,000	$57,375	$291,075	$11,250	$18,998	$600,427

Jon Brinton (7)	2021	$207,885	$25,000	$-	$197,570	$16,667	$7,686	$454,808
Chief Revenue Officer	2020	$19,712	$-	$-	$392,800	$-	$275	$412,787

Anand Buch (8)	2021	$186,894	$-	$-	$-	$-	$-	$186,894
Chief Strategy Officer	2020	$-	$-	$-	$-	$-	$-	$-

David Wang (8)	2021	$186,894	$-	$-	$-	$-	$-	$186,894
Chief Technology Officer	2020	$-	$-	$-	$-	$-	$-	$-

(1)	The amounts shown in the “Discretionary Bonus” column represent discretionary bonuses approved by the Compensation Committee.
(2)

The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the options and restricted stock units granted to the NEOs, computed in accordance with accounting guidance. Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2022.

(3)	The amounts shown in the “Non-equity Incentive Plan” column represent the non-equity incentive bonuses earned under the 2021 and 2020 Profit Sharing Plans.
(4)	All other compensation for Mr. Mihaylo consists of country club dues.
(5)

All other compensation for Mr. Gaylor consists of matching contributions to the 401(k) Plan, automobile allowance, gym membership, and other miscellation benefits. None of the other compensation exceeded $10,000, except for matching contributions to the 401(k) Plan, which were $10,150.

(6)

All other compensation for Mr. Vincent consists primarily of matching contributions to the 401(k) Plan, automobile allowance, gym memberships, and other miscellaneous benefits, none of which exceeded $10,000.

(7)	All other compensation for Mr. Brinton consists primarily of matching contributions to the 401(k) Plan, gym membership, and other miscellaneous benefits, none of which exceeded $10,000.
(8)	Salaries for Messrs. Buch and Wang are from the June 1, 2021, which was the acquisition date of NetSapiens.

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Outstanding Equity Awards as of December 31, 2021

The table below provides information on the holdings of stock options and stock awards by the NEOs as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities of Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven Mihaylo	11,080	2,328	(1)	$2.25	2/12/2026	-	$-
	5,540	8,366	(3)	$4.25	3/12/2027	-	$-
	27,700	61,220	(4)	$6.26	10/21/2027	-	$-
	12,465	37,535	(7)	$6.63	3/9/2028	-	$-

Doug Gaylor	50,000	-		$3.55	5/15/2022	-	$-
	50,000	-		$2.45	3/18/2023	-	$-
	90,000	-		$1.11	12/31/2022	-	$-
	25,000	-		$1.56	3/7/2024	-	$-
	45,000	-		$2.93	3/9/2025	-	$-
	37,672	2,328	(1)	$2.25	2/12/2026	-	$-
	-	-		$-		7,503	$37,515	(5)
	29,085	45,915	(4)	$6.26	10/21/2027	-	$-
	12,465	37,535	(7)	$6.63	3/9/2028	-	$-
	1,108	38,892	(8)	$5.78	11/9/2031	-	$-

Ron Vincent	25,000	-		$3.55	5/15/2022	-	$-
	50,000	-		$2.45	3/18/2023	-	$-
	25,000	-		$1.56	3/7/2024	-	$-
	35,000	-		$2.93	3/9/2025	-	$-
	-	-		$-		838	$4,190	(2)
	-	-		$-		5,628	$28,140	(5)
	29,085	45,915	(4)	$6.26	10/21/2027	-	$-
	12,465	37,535	(7)	$6.63	3/9/2028	-	$-
	1,108	38,892	(8)	$5.78	11/9/2031	-	$-

Anand Buch	1,100,364	-		$0.91	3/11/2026	-	$-

David Wang	928,453	-		$0.91	3/11/2026	-	$-

Jon Brinton	36,010	63,990	(6)	$6.32	11/16/2027	-	$-
	4,986	15,014	(7)	$6.63	3/9/2028	-	$-
	831	29,169	(8)	$5.78	11/9/2031	-	$-

(1)	Remaining unexercisable options vest ratably on a monthly basis through February 12, 2022.
(2)	Remaining restricted stock units vest ratably on a monthly basis through February 12, 2022.
(3)	Remaining unexercisable options vest ratably on a monthly basis through March 12, 2023.
(4)	Remaining unexercisable options vest ratably on a monthly basis through October 21, 2023.
(5)	Remaining restricted stock units vest ratably on a monthly basis through March 12, 2023.
(6)	Remaining unexercisable options vest ratably on a monthly bases through November 16, 2023.
(7)	Remaining unexercisable options vest ratably on a monthly bases through March 9, 2024.
(8)	Remaining unexercisable options vest ratably on a monthly bases through November 9, 2024

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Option Exercises and Stock Vested

The following table presents information about the exercise of stock options and vesting of stock awards by NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Steven Mihaylo	525,444	$1,025,839	-	$-
Doug Gaylor	-	$-	5,999	$36,190
Ron Vincent	-	$-	9,496	$57,284
Jon Brinton	-	$-	-	$-
Anand Buch	108,000	$428,220	-	$-
David Wang	26,000	$116,543	-	$-

Equity Compensation Plan Information

The following table presents information about our common stock that was issuable upon the exercise of options, warrants and rights under existing equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options	Weighted- average Exercise Price Of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)
	(a)	(b)	( C)
Equity Compensation Plans Approved By Securities Holders	7,047,550	$2.40	5,764,231
Equity Compensation Plans Not Approved By Securities Holders	-	-	-
Total	7,047,550	$2.40	5,764,231

Potential Payments upon Termination or Change-in-Control

Acceleration of Vesting of Options and Other Stock Awards upon Change in Control. All outstanding stock options awarded to the NEOs become fully vested upon a “change in control,” without regard to whether the NEO terminates employment in connection with or following the change in control.

If a change in control results in acceleration of vesting of an NEO’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO’s average W-2 compensation from employment with the company for the five taxable years preceding the year of the change in control (the “Base Period Amount”), the acceleration would result in an excess parachute payment under Code Section 280G equal to the value of such acceleration which is in excess of the NEO’s average W-2 compensation from employment with the company for the five taxable years preceding the year of the change in control. An NEO would be subject to a 20% excise tax under Code Section 4999 on any such excess parachute payment and we would be unable to deduct the excess parachute payment.

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———————

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

———————

At the meeting we will ask our stockholders to ratify the appointment of Urish Popeck & Co., LLC (“Urish Popeck”) as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2022. A representative of Urish Popeck may be present at the meeting, and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Stockholder ratification of the selection of Urish Popeck as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the selection of Urish Popeck to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Urish Popeck as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

VOTE REQUIRED; RECOMMENDATION OF OUR BOARD OF DIRECTORS

Stockholder approval of this Proposal III requires a “FOR” vote from the holders of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal.

The Board recommends that the Company’s Stockholders vote “FOR” the radification of the appointment of Urish Popeck as our independent registered public accounting firm for the year ending December 31, 2022.

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AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter adopted by our Board on December 3, 2003, the Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our independent registered public accounting firm relating to such firm’s judgments about the quality of our accounting policies and practices, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of such firm’s services and activities. Currently the Audit Committee is comprised of Goergen, Puri and Williams. Our Board has determined that each of these persons is independent. The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

Our management has the primary responsibility for our financial statements as well as our financial reporting process, policies and internal controls. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the fair presentation of such financial statements in accordance with U.S. generally accepted accounting principles. Our Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent registered public accounting firm; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of our independent registered public accounting firm; reviewing the fees of such firm; and recommending the engagement of our independent registered public accounting firm to the full Board.

In this context, the Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2021 with management and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee received written confirmation, in accordance with standards of the Public Company Accounting Oversight Board, and discussed with our independent registered public accounting firm their independence from our company. The Audit Committee has also considered whether such firm’s provision of non-audit services to us is compatible with maintaining such firm’s independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by our management of and by our independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm meets the standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee also selected Urish Popeck as Crexendo’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors is recommending that the stockholders ratify this selection at the Annual Meeting.

Members of the Audit Committee

David Williams, Chairman

Todd Goergen

Anil Puri

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

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Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees paid or accrued for professional services rendered by Urish Popeck during the years ended December 31, 2021 and 2020. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees (1) (audit of our annual financial statements, review of our quarterly financial statements, review of our SEC filings and correspondence with the SEC)	$184,382	$118,000
Tax Fees (2)	38,750	38,750
Public Offering Fees (3)	-	33,100
M&A Consultation Fees (4)	28,610	8,159
	$251,742	$198,009

(1)

Audit Fees: Fees paid or accrued for professional services rendered for the audit and reviews of our financial statements filed with the SEC on Forms 10-K and 10-Q, and reviews of our correspondence with the SEC.

(2)	Tax Fees: Fees billed for the preparation of federal and state income tax returns and other tax consultation services.
(3)	Public Offering Fees: Fees paid for professional services rendered in relation to the Company’s public offering completed on September 28, 2020.
(4)	M&A Consultation Fees: Fees paid for consultation and research related to acquisitions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services. Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chairman of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

ADDITIONAL INFORMATION

Stockholders Sharing The Same Address

We are sending only one copy of our annual report and proxy statement to stockholders who share the same address unless they have notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received only one mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of receiving only one mailing for future mailings, please submit your request to our Corporate Secretary, Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281, Attn: Investor Relations or call Jeffrey Korn in our Legal department at (623) 242-0002. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

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Other Matters

We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Directors

/s/ Jeffrey G. Korn
Jeffrey G. Korn, Secretary

Dated: May 17, 2022

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